Exhibit 10.15

This is a translation of the original text in Chinese

June 7, 2013

Each Person Listed in Annex I

And

Beijing Kingsoft Internet Security Software Co., Ltd.

Loan Agreement

Loan Agreement

The Loan Agreement (hereinafter referred to as the “Agreement”) is made and entered into by and among the following Parties in the People’s Republic of China (hereinafter referred to as “PRC”) on June 7, 2013:

(1)	Each person listed in Annex I (hereinafter respectively referred to as a “Borrower” and collectively referred to as the “Borrowers”), and

(2)	Beijing Kingsoft Internet Security Software Co., Ltd. (hereinafter referred to as the “Lender”)

Registered Address: East Area, Floor 2, No.33 Xiaoying West Road, Haidian District, Beijing

Legal Representative: Jun LEI

(Hereinafter, each of the Parties mentioned above shall be respectively referred to as a “Party” and collectively referred to as the “Parties.”)

Whereas:

1.	The Lender agrees to provide the Borrowers with an interest-free loan of an aggregate amount of RMB 3 million (RMB3,000,000) for the purpose of capital contribution in the form of 100% registered capital by the Borrowers to Beijing Antutu Technology Co., Ltd. (hereinafter referred to as “the Company”) upon the Company’s incorporation; and

2.	To delineate the respective rights and obligations of the Borrowers and the Lender under the above-mentioned loan arrangement, the Parties hereby set forth the agreed terms as follows:

Article 1 Definitions

1.1	Unless otherwise stated, in the Agreement, the following words shall bear the following meanings:

“Loans” refers to the loans in Renminbi extended by the Lender to each Borrower, which amounts are shown in Annex I to the Agreement;

“Amount” refers to the outstanding loan amount owed by each of the Borrowers;

“Repayment Notice” has the meaning set forth in Article 4.1 hereof;

“Repayment Application” has the meaning set forth in Article 4.2 hereof;

“PRC” refers to the People’s Republic of China (for the purpose of the Agreement, excluding Hong Kong, Macau and Taiwan).

1.2	The relevant terms mentioned in the Agreement have the following meaning:

“Article” shall be interpreted as the corresponding article of the Agreement, unless otherwise stated in the Agreement;

“Tax” shall be deemed to include any tax, expense, duty or any other fee of the same nature (including without limitation any penalty or interests relating to the accrued or delayed taxes);

The “Borrowers” and the “Lender” shall be interpreted to include their respective approved successors and assignees according to their respective benefits.

1.3	Unless otherwise indicated, any reference to the Agreement or any other agreement or document herein shall, as the case may be, be interpreted as to include the amendment, modification, replacement or supplement to the Agreement or such other agreement or document already made or to be made from time to time.

1.4	The headings herein are inserted for convenience of reference only.

Article 2 Acknowledgement of Credits and Debts

2.1	The Borrowers and the Lender agree that, the payment of the above-mentioned loans shall be made in accordance with the following method: the Lender shall pay RMB 3 million to the Borrowers before June 7, 2013.

2.2	The Parties confirm that, the Borrowers shall perform their repayment obligation and any other obligation stipulated herein to the Lender in accordance with the terms of the Agreement.

Article 3 Interest

3.1	The Lender agrees that the Loans hereunder shall be interest-free.

Article 4 Repayment

4.1	The Lender may, at any time and at its sole discretion, serve a repayment notice (hereinafter referred to as the “Repayment Notice”) to the Borrowers in fifteen (15) days’ advance, requiring either or both of the Borrowers to repay all or part of the Amount. Unless prohibited by the PRC Law, the Borrowers shall repay the relevant loan amount by transferring the Company’s shares that they hold to the Lender or any third party designated by the Lender, and the proportion of the Company’s shares so transferred as of the date of delivery of the Repayment Application shall be equal to the proportion of the loan amount requested to be repaid as of the execution date of this Agreement.

4.2	Either Borrower may, at any time and in fifteen (15) days’ advance, serve a repayment application (hereinafter referred to as the “Repayment Application”) to the Lender, applying for repayment of all or part of the Amount. Unless prohibited by the PRC Law, the Borrowers shall repay the relevant loan amount by transferring the Company’s shares that they hold to the Lender or any third party designated by the Lender, and the proportion of the Company’s shares so transferred as of the date of delivery of the Repayment Application shall be equal to the proportion of the loan amount requested to be repaid as of the execution date of this Agreement.

4.3	When the Borrowers repay the Amount in accordance with the above-mentioned provisions in Article 4, the Parties shall concurrently consummate the share transfer stipulated in Article 4.1 or Article 4.2, ensuring that at the time of the Amount is repaid, the Lender or the third party designated by the Lender has already legitimately and fully received the corresponding shares of the Company in accordance with Article 4.1 or Article 4.2. In addition, save for the Equity Pledge Agreement and the Exclusive Equity Option Agreement with the Lender, there is no other pledge or encumbrance in any form over the shares so transferred.

Article 5 Taxes

5.1	All taxes and dues in connection with the Loans shall be borne by the Lender.

Article 6 Confidentiality

6.1	Whether the Agreement is terminated or not, the Borrowers shall assume the obligation of confidentiality with respect to: (i) the execution, performance of the Agreement and its contents; and (ii) all information with the nature of confidentiality about the Lender which the Borrowers know or receive due to their execution and performance of the Agreement, including without limitation trade secrets, proprietary information and client information of the Lender (hereinafter collectively referred to as the “Confidential Information”). The Borrowers shall only utilize such Confidential Information for the purpose of performing their obligations hereunder. Without written consent of the Lender, the Borrowers may not disclose such Confidential Information to any third party. Otherwise, the Borrowers shall assume the liabilities for breach of contract and compensate for losses.

6.2	After the termination of the Agreement, the Borrowers shall, at the request of the Lender, return, destroy or otherwise dispose of all documents, data or software containing the Confidential Information, and stop utilizing such Confidential Information.

6.3	Notwithstanding any other provisions in the Agreement, the validity of Article 6 herein shall not be affected by suspension or termination of the Agreement.

Article 7 Notice

7.1	Any notice, request, demand and other communication required by or made in accordance with the Agreement shall be in writing and served to the relevant Parties.

7.2	The above-mentioned notice or other communication shall be deemed to have been received: at the time of transmission if sent by fax or email; at the time of delivery if delivered personally; and five (5) days after the date of posting if sent by mail.

Article 8 Liabilities for Breach of Contract

8.1	The Borrowers promise that, if the Lender suffers or incurs any action, claim, cost, damage, expense, liability, loss or proceeding due to the breach of the Borrowers of any of their obligations hereunder, the Borrowers will assume corresponding liability to compensate the Lender.

8.2	Notwithstanding any other provisions in the Agreement, this Article shall survive suspension or termination of the Agreement.

Article 9 Miscellaneous

9.1	The Agreement is made in Chinese in triplicate, with each Party to the Agreement holding one (1) counterpart.

9.2	The conclusion, validity, performance, amendment, interpretation and termination of the Agreement shall all be governed by the laws of the People’s Republic of China.

9.3	Any dispute arising from or in connection with the Agreement shall be settled by the Parties to the dispute through consultations. In case that no agreement can be reached within thirty (30) days after the occurrence of the dispute, such dispute shall be submitted to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules . The arbitration place shall be Beijing. The arbitral award is final and binding upon the Parties to the dispute.

9.4	Any right, power and remedy conferred to a Party under any provision of the Agreement shall not exclude any other right, power or remedy entitled by such Party according to the laws or under any other provision of the Agreement, and the exercise of its right, power and remedy by a Party may not preclude its exercise of any other right, power and remedy entitled by that Party.

9.5	The failure or delay by any Party in exercising any right, power or remedy under the Agreement or stipulated by law (“Such Right”) shall not constitute a waiver of Such Right; and any single or partial waiver of Such Right shall not preclude any exercise of Such Right in any other way or any exercise of its other rights, powers or remedies.

9.6	The headings hereunder are inserted for convenience only and in no event shall they be utilized to construe the provisions of the Agreement nor shall they affect the interpretation of the provisions of the Agreement.

9.7	The provisions of the Agreement shall be divided from and independent of each other. If any one or more provisions of the Agreement become invalid, illegitimate, or unenforceable at any time, the validity, legitimacy and enforceability of the remaining provisions hereof shall not be affected.

9.8	No amendment or supplement to the Agreement shall become effective unless and until it is made in writing and duly signed by the Parties hereto.

9.9	Without prior written consent of the Lender, the Borrowers may not assign any of its rights and/or obligations hereunder to any third party. The Lender shall be entitled to, after notifying the other Parties, assign any of its rights and/or obligations hereunder to any third party designated by it.

9.10	The Agreement shall be binding upon the legitimate successors of each Party.

[The remainder of this page is intentionally left blank]

[Signature Page]

IN WITNESS WHEREOF, the Parties hereby execute the Agreement on the date first written above.

Ming XU

Signature: /s/ Ming XU

Wei LIU

Signature: /s/ Wei LIU

Beijing Kingsoft Internet Security Software Co., Ltd.

(Stamp)

Signature: /s/ Common Seal of Beijing Kingsoft Internet Security Software Co., Ltd.

Name: Jun LEI

Title: Legal Representative

Annex I

Borrowers

No.	Name	ID Card No.	Loan Amount (RMB)
1	Ming XU	***	RMB 1.5 million
2	Wei LIU	***	RMB 1.5 million

1